EXHIBIT 5


                   OPINION OF BREYER & ASSOCIATES PC REGARDING
                        LEGALITY OF SECURITIES REGISTERED

                     [Letterhead of Breyer & Associates PC]



                                 March 22, 1999


Board of Directors
Alaska Pacific Bancshares, Inc.
2094 Jordan Avenue
Juneau, Alaska 99801



         RE:      Alaska Pacific Bancshares, Inc.
                  Registration Statement on Form SB-2
                  -----------------------------------


Gentlemen:


         You have requested our opinion as special counsel for Alaska Pacific Bancshares, Inc., an Alaska corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.


         In rendering this opinion, we understand that the common stock of Alaska Pacific Bancshares, Inc. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of common stock of Alaska Pacific Bancshares, Inc. will upon issuance be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal and Tax Opinions."



                                                 Very truly yours,





                                                 /s/  Breyer & Associates PC
                                                 -------------------------------
                                                      BREYER & ASSOCIATES PC



Washington, D.C.